                                  EXHIBIT 12.1



                                                                                          SIX MONTHS ENDED      YEAR ENDED
                                                    YEAR ENDED DECEMBER 31,                 DECEMBER 31,         JUNE 30,
                                            1998       1997       1996       1995               1994               1994
                                            ----       ----       ----       ----               ----               ----
Fixed Charges:
   Interest expense                          34,450     38,312     39,625    40,451                19,623          38,217
   Portion of rent expense
      representative of interest              1,200      1,108      1,166     1,054                   523             972
                                          --------------------------------------------------------------------------------
Total Fixed Charges                          35,650     39,420     40,791    41,505                20,146          39,189
                                          ================================================================================

Earnings:
   Income from continuing
      operations before tax                 136,509    115,030     65,873    27,793                 4,072          (1,627)
   Fixed charges per above                   35,650     39,420     40,791    41,505                20,146          39,189
                                          --------------------------------------------------------------------------------
Total earnings                              172,159    154,450    106,664    69,298                24,218          37,562
                                          ================================================================================

Ratio of Earnings to Fixed Charges             4.83       3.92       2.61      1.67                  1.20            0.96
                                          ================================================================================



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